DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

October 24, 2006

Job Number	Corporation Number	
C20061024-0755	C2817-1971	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20060679807-65	October 24, 2006 09:00:09 AM

Corporation Name	Resident Agent
NATIONAL REALTY AND MORTGAGE, INC.	INCORP SERVICES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C2817-1971
Document Number:
20060679807-65

Date Filed:
10/24/2006 9:00:09 AM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
National Realty and Mortgage, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article IV - Capital Stock - see attached amendment

Par Value $.001 Total Authorized Shares 102,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 70% common; 100% Class A common

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

CERTIFICATE OF AMENDMENT TO
THE ARTICLES OF INCORPORATION
OF
NATIONAL REALTY AND MORTGAGE, INC.

1. That the Board of Directors of National Realty and Mortgage, Inc. (the "Company") by Unanimous Written Consent dated as of October 11, 2006, adopted resolutions setting forth proposed amendments to the Articles of Incorporation of the Company heretofore amended, declaring said amendments to be advisable and calling for the submission of such amendments to the stockholders of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Articles of Incorporation of the Company be amended by changing "Article IV – Capital Stock" by reducing the amount of authorized common stock to 101,000,000 shares, with 100,000,000 shares attributable to the Common Stock and 1,000,000 shares attributable to the Class A Common Stock and reducing the amount of authorized preferred stock to 1,000,000 shares. All other provisions of Article IV shall remain unchanged.

2. That, pursuant to the Nevada Revised Statutes, a consent setting forth resolutions approving the amendments set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. To wit, stockholders owning a majority and 60% of the issued and outstanding shares of the Common Stock and Class A Common Stock, respectively.

By: [signature], CEO

Name: Richard Astrom

Filing Acknowledgement

October 17, 2005

Job Number	Corporation Number	
C20051017-1546	C2817-1971	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amended & Restated Articles	20050484555-68	October 17, 2005 11:00:52 AM

Corporation Name	Resident Agent
NATIONAL REALTY AND MORTGAGE, INC.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

October 17, 2005

Job Number: C20051017-1546
Reference Number: 00000448633-38
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050484555-68	Amended & Restated Articles	14 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C2817-1971
Document Number:
20050484555-68

Date Filed:
10/17/2005 11:00:52 AM
In the office of

Dean Heller
Secretary of State

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office: National Residential Properties, Inc.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

CERTIFICATE
OF
AMENDMENT AND RESTATEMENT
OF
ARTICLES OF INCORPORATION
OF
NATIONAL RESIDENTIAL PROPERTIES, INC.

The undersigned hereby certify:

1. That they are the President and Secretary of National Residential Property, Inc., (the "**Corporation**").

2. That the board of directors of the Corporation, by duly adopted resolution, approved the amendment and restatement of the Corporation's Articles of Incorporation, as set forth herein. by unanimous written consent, and recommended that such proposal to amend and restate the Corporation's Articles of Incorporation be submitted to the Corporations stockholders for approval.

3. That the Corporation's stockholders, by duly adopted resolution, approved the amendment and restatement of the Corporation's Articles of Incorporation, as set forth herein, by written consent of the majority of the stockholders.

4. That the Corporation's Articles of Incorporation shall hereby be amended and restated to read it its entirety as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NATIONAL REALTY AND MORTGAGE, INC.

Pursuant to the provisions of Nevada Revised Statutes ("**NRS**") Sections 78.390 and 78.403, the articles of incorporation of the above referenced corporation are hereby amended and restated as follows:

ARTICLE I

NAME

The name of the corporation is "National Realty and Mortgage, Inc." (the "**Company**").

ARTICLE II

PURPOSE

The purpose for which this corporation is formed is to engage in and carry on any lawful activity, subject to expressed limitations, if any.

ARTICLE III

REGISTERED AGENT

The address of the Company's registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706 and the name of its registered agent at such address is CSC Services of Nevada, Inc.

ARTICLE IV

CAPITAL STOCK

1. Number of Authorized Shares. The total number of shares of stock which the Company shall have authority to issue is (a) 9,000,000,000 shares of common stock, $.0000001 par value per share and (b) 1,000,000,000 shares of preferred stock, $.0000001 par value per share (**"Preferred Stock"**). Subject to Section 4(d) of Article IV, the Board may issue Preferred Stock from time to time in one or more series, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, anticipating, optional or other special rights and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the issue of such series.

2. Common Stock. The common stock shall consist solely of two classes designated **"Common Stock"** and **"Class A Common Stock"**. The authorized number of shares of Common Stock shall be 8,000,000,000 shares and the number of shares of Class A Common Stock shall be 1,000,000,000 shares. The Board of Directors (the **"Board"**) of the Company may authorize the issuance of Common Stock and Class A Common Stock from time to time subject to the foregoing. Shares of Common Stock and Class A Common Stock that are redeemed, purchased or otherwise acquired by the Company may be reissued except as otherwise provided by law.

3. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock and the holders of shares of Class A Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor, provided the holders of shares of Common Stock and shares of Class A Common Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends or other distributions are declared that are payable in shares of Common Stock or Class A Common Stock, including distributions pursuant to stock subdivisions or combinations of Common Stock or Class A Common Stock which occur after the first date upon which the Company has issued shares of

both Common Stock and Class A Common Stock, only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, unless the Board determines in its discretion it is more desirable to distribute shares of Common Stock with respect to Class A Common Stock, in which case shares of Common Stock shall be distributed with respect to Class A Common Stock, provided that the number of shares of Common Stock that shall be distributed with respect to Class A Common Stock shall be equal to the number of shares of Class A Common Stock that otherwise would have been distributed. If the Company shall in any manner subdivide or combine the outstanding shares of Common Stock or Class A Common Stock, the outstanding shares of the other such series of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Common Stock or Class A Common Stock, as the case may be, which have been subdivided or combined.

4. Voting Rights.

(a) Each share of Common Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the shareholders of the Company.

(b) Each share of Class A Common Stock shall entitle the holder thereof to twenty (20) votes on all matters submitted to a vote of the shareholders of the Company.

(c) The holders of shares of Common Stock and the holders of shares of Class A Common Stock shall vote together as one Class on all matters submitted to a vote of shareholders of the Company, except (i) as otherwise required by applicable law and (ii) as set forth in Section 4(d).

(d) Class A Vote. The Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the then outstanding shares of Class A Common Stock, voting as a separate class, take any of the following actions:

(i) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Company is transferred;

(ii) alter or change the rights, preferences or privileges of the shares of Class A Common Stock so as to affect adversely the shares of such series;

(iii) increase or decrease the total number of authorized shares of Class A Common Stock;

(iv) authorize or issue, or obligate itself to issue, any security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with Class A Common Stock with respect to voting, dividends, redemption, conversion or liquidation, including, without limitation, shares of Class A Common Stock;

(v) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any shares of Class A Common Stock;

(vi) increase the authorized number of directors of the Company;

(vii) pay any dividend on the Common Stock other than dividends on the Common Stock solely in the form of additional shares of Common Stock; or

(viii) amend or modify these Articles of Incorporation in a manner that diminishes the rights or powers of, or is discriminatory to, the holders of the Class A Common Stock.

5. No Cumulative Voting, Conversion, Redemption or Preemptive Rights. The holders of Common Stock shall not have any cumulative voting, conversion, redemption or preemptive rights.

6. Transfer of Class A Stock.

(a) Except as provided in Section 6(b) hereof, no person holding shares of Class A Common Stock or any beneficial interest therein (a "**Class A Holder**") may voluntarily or involuntarily transfer (including without limitation the power to vote such shares of Class A Common Stock by proxy or otherwise except for proxies given to any Permitted Transferee (as defined below) of the Class A Holder), sell, assign, devise or bequeath any of such Class A Holder's interest in his shares of Class A Common Stock, and the Company and the transfer agent for the Class A Common Stock, if any (the "**Transfer Agent**"), shall not register the transfer of such shares of Class A Common Stock, whether by sale, grant of proxy, assignment, gift, devise, bequest, appointment or otherwise, except to a Permitted Transferee of such Class A Holder, which term shall include the Company and shall have the following additional meanings in the following cases:

(i) In the case of a Class A Holder who is a natural person holding record and beneficial ownership of the shares of Class A Common Stock in question, "**Permitted Transferee**" means: (a) the spouse of such Class A Holder (the "**Spouse**"); (b) a lineal descendant, or the spouse of such lineal descendant (collectively, "**Descendants**"), of such Class A Holder or of the Spouse; (c) the trustee of a trust (including a voting trust) for the benefit of such Class A Holder, the Spouse, other Descendants, or an organization contributions to which are deductible for federal income, estate or gift tax purposes (a "**Charitable Organization**"), and for the benefit of no other person; provided, however, that such trust may grant a general or special power of appointment to the Spouse or to the Descendants and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estate of such Class A Holder payable by reason of the death of such Class A Holder or the death of the Spouse or a Descendant, and that such trust (subject to the grant of a power of appointment as provided above) must prohibit transfer of shares of Class A Common Stock or a beneficial interest therein to persons other than Permitted Transferees as defined in Section 6(a)(ii) (a "**Trust**"); (d) a Charitable Organization established by such Class A Holder or a Descendant; (e) an Individual Retirement Account, as defined in

Section 408(a) of the Internal Revenue Code, of which such Class A Holder is a participant or beneficiary, provided that such Class A Holder is vested with the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "**IRA**"); (f) a pension, profit sharing, stock bonus or other type of plan or trust of which such Class A Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that such Class A Holder is vested with the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust, (a "**Plan**"); (g) a corporation all of the outstanding capital stock of which is owned by, or a partnership all of the partners of which are, such Class A Holder, his or her Spouse, his or her Descendants, any Permitted Transferee of the Class A Holder and/or any other Class A Holder or its Permitted Transferee determined pursuant to Section 6(a)(ii), provided, however, that if any share (or any interest in any share) of capital stock of such a corporation (or of any survivor of a merger or consolidation of such corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such Class of persons, all shares of Class A Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further action on anyone's part to be converted into shares of Common Stock and stock certificates formerly representing such shares of Class A Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock in the manner set forth in Section 7(b) hereof; (h) another Class A Holder or such Class A Holder's Permitted Transferee determined pursuant to this subparagraph (i) of this Section 6(a); and (i) in the event of the death of such Class A Holder, such Class A Holder's estate.

(ii) In the case of a Class A Holder holding record (but not beneficial) ownership of the shares of Class A Common Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date (as defined below), "**Permitted Transferee**" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to subparagraph (i), (iii) or (iv) of this Section 6(a), as the case may be. For purposes of these Articles of Incorporation, there shall be one "**Record Date**", which date shall be the date that is the record date for determining the persons to whom Class A Common Stock is first distributed by the Company.

(iii) In the case of a Class A Holder that is a partnership holding record and beneficial ownership of the shares of Class A Common Stock in question, "**Permitted Transferee**" means any partner of such partnership, provided that such partner was a partner in the partnership at the time it first became a Class A Holder, or any Permitted Transferee of such partner determined pursuant to Section 6(a)(i).

(iv) In the case of a Class A Holder that is a corporation, other than a Charitable Organization described in clause (d) of Section 6(a)(i), holding record and beneficial ownership of the shares of Class A Common Stock in question (a "**Corporate Holder**"), "**Permitted Transferee**" means (a) any shareholder of such Corporate Holder, provided that such shareholder was a shareholder of the Corporate Holder at the time it first became a Class A Holder, or any Permitted Transferee of any such shareholder

determined pursuant to Section 6(a)(i); and (b) the survivor (the "**Survivor**") of a merger or consolidation of such Corporate Holder, so long as such Survivor is controlled, directly or indirectly, by those shareholders of the Corporate Holder who were shareholders of the Corporate Holder at the time the Corporate Holder first became a Class A Holder or any Permitted Transferees of such shareholders determined pursuant to Section 6(a)(i).

(v) In the case of a Class A Holder that is the estate of a deceased Class A Holder, or that is the estate of a bankrupt or insolvent Class A Holder, and provided such deceased, bankrupt or insolvent Class A Holder, as the case may be, held record and beneficial ownership of the shares of Class A Common Stock in question, "**Permitted Transferee**" means a Permitted Transferee of such deceased, bankrupt or insolvent Class A Holder as determined pursuant to subparagraphs (i), (iii) or (iv) of Section 6(a), as the case may be.

(vi) In the case of any Class A Holder who desires to make a *bona fide* gift, "**Permitted Transferee**" means any other Class A Holder or its Permitted Transferee determined pursuant to Section 6(a)(i).

(b) Notwithstanding anything to the contrary set forth herein, any Class A Holder may pledge such Holder's shares of Class A Common Stock to a pledgee pursuant to a *bona fide* pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, registered in the name of or voted by the pledgee and shall remain with the Holder, subject to this Section 6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

(c) For purposes of this Section 6:

(i) The relationship of any person that is derived by or through legal adoption shall be considered a natural relationship.

(ii) Each joint owner of shares (if a Permitted Transferee) or owner of a community property interest in shares (if a Permitted Transferee) of Class A Common Stock shall be considered a "**Class A Holder**" of such shares.

(iii) A minor for whom shares of Class A Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class A Holder of such shares.

(iv) Unless otherwise specified, the term "**person**" means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities.

(d) Except as otherwise provided in Section 7(b), any purported transfer of shares of Class A Common Stock not permitted hereunder shall be void and of no force or effect, and the purported transferee shall have no rights as a shareholder of the Company and no other

rights against or with respect to the Company. The Company may, as a condition to the transfer or the registration of transfer of shares of Class A Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class A Common Stock shall be endorsed with a legend that states that shares of Class A Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Articles of Incorporation filed by the Company with the Secretary of State of the State of Nevada.

7. Conversion and Exchange of Class A Common Stock.

(a) Each share of Class A Common Stock, at the option of its holder, may at any time be converted into twenty (20) fully paid and nonassessable share of Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class A Common Stock to be converted to the Company at any time during normal business hours at the principal executive offices of the Company or at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Company or the Transfer Agent) by instruments of transfer, in form satisfactory to the Company and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 7(e).

(b) If the beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of any share or any interest in any share of Class A Common Stock changes, voluntarily or involuntarily, such that each new beneficial owner of such share is not a Permitted Transferee (as defined in Section 6(a) hereof) of the beneficial owner of such share of Class A Common Stock immediately prior to such change in beneficial ownership, then each such share shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Common Stock. A determination by the Secretary of the Company that a change in beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making such determination, the Secretary of the Company shall promptly request of the holder of record of each such share that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share to the Company for documentation of such conversion, together with instruments of transfer, in form satisfactory to the Company and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 7(e).

(c) As promptly as practicable following the surrender for conversion of a certificate representing shares of Class A Common Stock in the manner provided in Section 7(a) or (b), as applicable, and the payment in cash of any amount required by the provisions of Section 7(e), the Company will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under Section 7(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class A Common Stock. In

the case of a conversion under Section 7(b), such conversion shall be deemed to have been made on the date that the beneficial ownership of such share has changed as set forth in Section 7(b). Upon the date any conversion under Section 7(a) is made, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock; provided, however, that any such surrender and payment on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which stock transfer books are open. Upon the date any conversion under Section 7(b) is made, all rights of the holder of such share as such holder shall cease, and the new beneficial owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock.

(d) The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class A Common Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class A Common Stock, provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of the outstanding shares of Class A Common Stock by delivery of purchased shares of Common Stock that are held in the treasury of the Company. The Company covenants that all shares of Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class A Common Stock will, upon issue, be fully paid and nonassessable.

(e) The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

8. Distributions Upon Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Company in accordance with applicable law, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the remaining assets and funds of the Company shall be divided among and paid to the holders of shares of Common Stock and Class A Common Stock on a pro rata basis in accordance with their respective interests.

ARTICLE V

MEETINGS OF SHAREHOLDERS

Meetings of shareholders may be held within or outside the State of Nevada, as the Bylaws may provide. The books of the Company may be kept (subject to any provision

contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE VI

SHAREHOLDER ACTION BY WRITTEN CONSENT

Any election of directors or other action by the shareholders of the Company may be effected at an annual or special meeting of shareholders or, if the Board has approved such action, by written consent in lieu of such a meeting. The record date with respect to the determination of shareholders entitled to consent in writing to any action approved by the Board shall be the first date on which a signed written consent setting forth the action to be taken or proposed to be taken is delivered to the Company by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded. Any action by written consent shall be deemed effective, provided the Board has earlier approved such action, as of the day on which written consents signed by shareholders having the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to the Company by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded. Any delivery under this Article VI to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE VII

DIRECTORS

The members of the governing board shall be styled as Directors, and the number of such Board shall consist of two (2). Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII

INDEMNIFICATION

1. Limitation of Liability. The personal liability of the directors and officers of the Company is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. If the NRS is amended to further eliminate or limit or to authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as amended or supplemented from time to time.

2. Indemnification and Insurance.

(a) Indemnification of Officers and Directors.

(i) For purposes of this Section, (A) **"Indemnitee"** shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director or officer of the Company or a director, officer, member, manager or managing member of a predecessor entity or affiliate of such predecessor entity or is or was serving in any capacity at the request of the Company as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) **"Proceeding"** shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, or investigative.

(ii) Each Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided, however, that such Indemnitee either is not liable pursuant to Section 78.138 of the NRS or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of *nolo contendere* or its equivalent does not, of itself, create a presumption that the Indemnitee is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. Except as ordered by a court and for advancement of expenses pursuant to this Section 2, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Articles of Incorporation, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a shareholder of the Company.

(iii) Indemnification pursuant to this Section 2 shall continue as to an Indemnitee who has ceased to be a director or officer of the Company or member, manager or managing member of a predecessor entity or affiliate of such predecessor entity or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv) The expenses of Indemnitees shall be paid by the Company or through insurance purchased and maintained by the Company or through other financial

arrangements made by the Company, as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. To the extent a director or officer of the Company is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

(b) Indemnification of Employees and Other Persons. The Company may, by action of the Board and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c) Non-Exclusivity of Rights. The rights to indemnification provided in this Section 2 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of these Articles or the Bylaws, agreement, vote of shareholders or directors, or otherwise.

(d) Insurance. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses.

(e) Other Financial Arrangements. The other financial arrangements which may be made by the Company may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Company; (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f) Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 2 may be provided by the Company or any other person approved by the Board, even if all or part of the other person's stock or other securities is owned by the Company. In the absence of fraud (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 2 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(g) Amendment. The provisions of this Section 2 relating to indemnification shall constitute a contract between the Company and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section 2. Notwithstanding any other provision of these Articles of Incorporation relating to their amendment generally, any repeal or amendment of this Section 2 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Articles of Incorporation (including, without limitation, Article IX below), no repeal or amendment of these Articles of Incorporation shall affect any or all of this Section 2 so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Company then serving, or (b) by the shareholders as set forth in Article IX hereof; provided, however, that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE IX

AMENDMENT OF CORPORATE DOCUMENTS

1. Articles of Incorporation. The Company reserves the right to alter, amend, repeal or rescind any provision contained in these Articles of Incorporation in any manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation.

2. Bylaws. In furtherance and not in limitation of the powers conferred by the NRS, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws, subject to the power of the shareholders to alter, amend, repeal or rescind any Bylaw made by the Board.

ARTICLE X

CORPORATE EXISTENCE

This Company shall have perpetual existence.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation this 13 day of October, 2005.

Richard Astrom, President and
Chief Executive Officer

Christopher Astrom, Vice President,
Chief Financial Officer and Secretary